SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2004

CITY NATIONAL BANCSHARES CORPORATION

(Exact name of registrant as specified in charter)

State of New Jersey	0-11535	22-2434751
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

900 Broad Street, Newark, New Jersey		07102
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (973) 624-0865

Item 2.                                                           Acquisition or Disposition of Assets.

(a)           On June 25, 2004, City National Bank of New Jersey (“CNB”), a wholly-owned national banking association subsidiary of City National Bancshares Corporation (the “Company”), consummated the purchase and assumption of certain deposit liabilities and other assets from Prudential Bank & Trust, FSB (“Prudential”) pursuant to a Purchase and Assumption Agreement by and among The Prudential Bank and Trust Company (“PBT”), The Prudential Savings Bank, F.S.B. (“PSB”) and CNB dated March 31, 2004 (the “Agreement”).  Prudential is the successor in interest to PBT and PSB through a combination of merger and name change.

According to the Agreement and after closing date adjustments, CNB assumed approximately $82.8 million in certain deposit liabilities, subject to further post-closing adjustments.  CNB paid a premium equal to 2.75% of the balance of active money market deposit liabilities that it assumed (approximately $700,000). CNB also received approximately $2.6 million which represented a net discount on the purchase of certain certificates of deposit that were acquired.

On December 28, 1995 Prudential’s affiliate, The Prudential Foundation (the “Foundation”), purchased a 5.25% capital note in the principal amount of $1,500,000 that matures on December 28, 2005 (the “Note”) pursuant to a Note Agreement dated December 28, 1995 by and between the Company and the Foundation.  Other than the Foundation’s continuing relationship in connection with its purchase of the Note, there are no material relationships between Prudential and the Company or any of its affiliates, any director or officer of the Company or any associate of any such director or officer.

The description of the foregoing purchase and assumption transaction is qualified in its entirety by reference to the Agreement filed as Exhibit 10(l) to the Company’s Form 10-Q filed with the Securities and Exchange Commission for the quarter ended March 31, 2004.

(b)           No plant, equipment or other physical property, other than applicable books and records, was acquired in the transaction.

Item 7.                                                           Financial Statements, Pro Forma Financial Information and Exhibits.

(a) and (b)  Financial Statements of Business Acquired and Pro Forma Financial Information.

Since the assumption of deposit liabilities by CNB does not constitute the acquisition of a business, separate entity, subsidiary or division of Prudential, and since there are no financial statements or pro forma financial information relating thereto, no financial statements or pro forma financial information are required or included herein.

(b)           Exhibits.

Exhibit Number	Description

10(l)

Purchase and Assumption Agreement by and among The Prudential Bank and Trust Company, The Prudential Savings Bank, F.S.B. and City National Bank of New Jersey dated March 31, 2004 (incorporated herein by reference to Exhibit 10(l) to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITY NATIONAL BANCSHARES CORPORATION

By:	/s/ Edward R. Wright
Edward R. Wright
Senior Vice President and Chief Financial Officer

Date:  July 9, 2004

EXHIBIT INDEX

Exhibit Number	Description

10(l)

Purchase and Assumption Agreement by and among The Prudential Bank and Trust Company, The Prudential Savings Bank, F.S.B. and City National Bank of New Jersey dated March 31, 2004 (incorporated herein by reference to Exhibit 10(l) to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).